Exhibit 99.2

                    Filed by Valley Forge Scientific Corp., Pursuant to Rule 425
                                                under the Securities Act of 1933
                                        and deemed filed pursuant to Rule 14a-12
                                       under the Securities Exchange Act of 1934

                                  Subject Company: Valley Forge Scientific Corp.
                                                  Commission File No.: 001-10382

                               Internal Memorandum

To:      Valley Forge Scientific Corp. Employees

From:    Jerry L. Malis, Chairman, CEO and President - Valley Forge Scientific
         Corp.

Date:    May 3, 2005

Subject: News Announcement

I have some exciting news to announce. The Board of Directors of Valley Forge Scientific Corp. and Synergetics, Inc., a privately held corporation, have agreed to merge. We believe this transaction creates significant value for our company and provides excellent opportunities for growth for the combined company. We encourage you to review the press release we just issued, which is posted on the web site, www.vlfg.com.

The proposed transaction will be a stock-for-stock exchange of shares whereby Valley Forge will issue approximately 16 million shares in exchange for all shares of Synergetics, Inc. Upon completion of the transaction, Synergetics' former stockholders will represent approximately 66% of Valley Forge's outstanding common stock on a fully diluted basis. While we will continue to have our offices in the Philadelphia area, after the merger the official corporate headquarters of the new company will be in St. Louis, Missouri. The transaction is subject to shareholder approval by both companies, and we will soon be filing documents containing significantly more information about the transaction and our joint business plan with the Securities and Exchange Commission.

That is a brief description of the transaction; now let me address the combination of the new company and some of the rationale for proceeding.

Synergetics is a privately-held corporation that is involved in the development, manufacture and sales of durable and disposable instruments for retina surgery, neurosurgery and other micro-surgery markets. Synergetics is a manufacturer with an established distribution network through independent and direct sales organizations. Through their network, Synergetics distributes its products into more than 60 countries. Synergetics' sales organization will give us the ability to expand our business to incorporate design, development and manufacture of our products and instruments into a more vertically integrated company using Synergetics' distribution channels to sell those products directly into the market.

In order to enable a seamless transition, until the merger is approved, we will need to conduct day-to-day business as usual. We hope that you will continue to do your part in this regard and that you will share in management's enthusiasm for this new chapter in our company's quest to maximize shareholder value.

After the merger, Gregg Scheller, the CEO and President of Synergetics will be the CEO of the new combined Company and I will be Executive Vice-President and Chief Scientific Officer. I am excited about this prospect and working with Gregg and his team. I know it will be a great opportunity for our employees, our customers and our shareholders. I appreciate your hard work, dedication and continued support.

Many thanks.

Jerry


Some statements in this announcement may be "forward-looking statements" for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe", "expect", "anticipate", "plan", "potential", "continue" or similar expressions. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to: (i) the possibility that the transaction will not close or that the closing will be delayed due to regulatory review or other factors; (ii) the challenges and costs of combining the operations and personnel of Synergetics with Valley Forge; (iii) the ability to attract and retain highly qualified employees; (iv) competitive factors, including pricing pressures; (v) reaction of customers of Valley Forge and Synergetics and end-users of their products and related risks of maintaining pre-existing relationships of Valley Forge and Synergetics; (vi) fluctuating currency exchange rates; (vii) adverse changes in general economic or market conditions; and (viii) other one-time events and other important factors disclosed previously and from time to time in Valley Forge's filings with the SEC and to be more specifically set forth in the Joint Proxy Statement/Prospectus to be filed by Valley Forge and Synergetics with the SEC. Valley Forge and Synergetics disclaim any obligation to update any forward-looking statements after the date of this release.